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EXHIBIT 11.1

AMERICAN CASINO ENTERPRISES, INC. AND SUBSIDIARIES

SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

YEARS ENDED JULY 31, 1996 AND 1995


                                                           1996            1995
                                                        -----------     -----------
PRIMARY:
Net income                                              $ 3,796,000     $ 4,801,000
                                                        ===========     ===========
Weighted average number of common shares
   outstanding during the period                         14,367,958      14,240,643
Add:
   Common stock equivalents (determined using
   the "treasury stock" method) representing shares
   issuable upon exercise of options and warrants         1,834,980         528,137
                                                        -----------     -----------
Weighted average number of shares used in
   calculation of primary income per share              $16,202,938     $14,768,780
                                                        ===========     ===========
Primary earnings per common share and common
   share equivalent                                     $      0.23     $      0.33
                                                        ===========     ===========

FULLY DILUTED:
Net income                                              $ 3,796,000     $ 4,801,000
                                                        ===========     ===========
Weighted average number of common shares
   outstanding during the period                         14,367,958      14,240,643
Add:
   Common stock equivalents (determined using
   the "treasury stock" method) representing shares
   issuable upon exercise of options and warrants           955,544         774,537
                                                        -----------     -----------
Weighted average number of shares used in
   calculation of fully diluted income per share        $15,323,502     $15,015,180
                                                        ===========     ===========
Fully diluted earnings per common share and common
   share equivalent                                     $      0.25     $      0.32
                                                        ===========     ===========

NOTE:    Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income because the effect is antidilutive or the dilutive effect is less than three percent.